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                                                                    EXHIBIT 23.5


                                 October 8, 1999


PRIVILEGED AND CONFIDENTIAL

Special Committee of the Board of Directors and the Board of Directors of Vista Energy Resources, Inc.
c/o Vista Energy Resources, Inc.
550 West Texas Avenue
Suite 700
Midland, Texas 79701

     Re: Form S-4 Registration Statement of Vista Energy Resources, Inc. relating to the proposed merger of PEC Acquisition Corp. with Prize Energy Corp.

Gentlemen:

         Reference is made to our opinion letter dated October 8, 1999 with respect to the fairness, from a financial point of view, to the existing holders of common stock, par value $0.01 per share, of Vista Energy Resources, Inc., a Delaware corporation (the "Company"), of the consideration to be issued by the Company as set forth in the latest draft of the Agreement and Plan of Merger, dated October 7, 1999 (the "Merger Agreement"), by and among the Company; PEC Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub"); and Prize Energy Corp., a Delaware corporation ("Prize"). Pursuant to the Merger Agreement, Merger Sub shall be merged with and into Prize (the "Merger"), with the separate corporate existence of Merger Sub ceasing to exist and Prize being the surviving corporation.

         The foregoing opinion letter was provided for the information of the Special Committee of the Board of Directors of the Company and the Board of Directors of the Company in connection with their consideration of the Merger and was not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without Dain Rauscher



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Special Committee of the Board of Directors
and the Board of Directors of
Vista Energy Resources, Inc.
October 8, 1999
Page 2


Wessels' prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

         In that regard, we hereby consent to the reference to the opinion of Dain Rauscher Wessels, a division of Dain Rauscher Incorporated, under the captions "Summary" and "The Merger" and to the inclusion of the foregoing opinion in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                   Very truly yours,



                                   DAIN RAUSCHER WESSELS
                                   a division of Dain Rauscher Incorporated